Exhibit 99.1

MEDICONNECT GLOBAL, INC.

Consolidated Financial Statements

and

Independent Auditors’ Report

March 31, 2011 and 2010

MEDICONNECT GLOBAL, INC.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

MediConnect Global, Inc.

South Jordan, Utah

We have audited the accompanying consolidated balance sheets of MediConnect Global, Inc. and subsidiaries (the “Company”) as of March 31, 2011 and 2010, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MediConnect Global, Inc. and subsidiaries as of March 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The 2010 results have been restated to correct the effects of overstating the March 31, 2010 deferred tax liability. See Note 2 to the consolidated financial statements.

Ehrhardt Keefe Steiner & Hottman PC

June 8, 2011

Boulder, Colorado

MEDICONNECT GLOBAL, INC.

Consolidated Balance Sheets

	March 31,
	2011	2010
		(Restated)
Assets
Current assets
Cash and cash equivalents	$13,946,718	$6,873,185
Accounts receivable, net of allowance for doubtful accounts of $395,792 (2011) and $397,032 (2010)	5,161,944	8,145,018
Prepaid expenses and other current receivables	564,918	681,996
Unbilled revenue	398,204	513,000
Deferred tax assets	284,234	323,501

Total current assets	20,356,018	16,536,700

Non-current assets
Goodwill and intangible assets, net	10,299,016	11,026,379
Property and equipment, including capitalized software costs, net	3,827,164	3,552,338
Other assets	96,438	131,420

Total non-current assets	14,222,618	14,710,137

Total assets	$34,578,636	$31,246,837

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable—trade	$1,359,695	$2,864,728
Accrued expenses	1,039,036	1,068,789
Current income taxes payable	711,383	16,609
Accrued compensation	485,274	439,619
Customer deposits	114,318	114,341
Current portion of long-term debt	1,514,266	1,000,000
Current portion of capital lease obligations	103,624	102,246

Total current liabilities	5,327,596	5,606,332

Non-current liabilities
Deferred rent	302,486	368,171
Deferred tax liability	1,098,429	708,195
Capital lease obligations, less current portion	87,873	191,497
Long-term debt, less current portion	4,249,206	—

Total non-current liabilities	5,737,994	1,267,863

Total liabilities	11,065,590	6,874,195

Commitments and contingencies

Stockholders’ equity
Common stock, $0.001 par value, 20,000,000 authorized, 8,508,124 (2011) and 12,302,118 (2010) shares issued and outstanding	8,508	12,302
Additional paid-in capital	22,672,666	22,451,425
Treasury stock, cost of 3,800,870 shares	(8,355,760)	—
Retained earnings	9,187,632	1,688,914
Foreign currency translation adjustment	—	220,001

Total stockholders’ equity	23,513,046	24,372,642

Total liabilities and stockholders’ equity	$34,578,636	$31,246,837

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statements of Income

	For the Years Ended
	March 31,
	2011	2010
		(Restated)
Service fee revenue	$31,481,068	$28,858,610

Provider fee revenue	13,995,515	17,466,615

Total revenues	45,476,583	46,325,225

Operating expenses
Provider fees	13,738,587	17,146,162
Cost of revenues	12,228,629	12,220,154
Administrative costs and supplies	6,128,552	6,344,195
Sales and marketing	1,305,888	1,142,446
Research and development	796,874	720,441

Total operating expenses	34,198,530	37,573,398

Income from operations	11,278,053	8,751,827

Other income (expense)
Interest expense	(198,895)	(625,363)
Interest income	17,206	13,007
Gain (loss) on foreign currency translation	205,694	(220,620)
Other expenses	(432,905)	(1,472,502)
Other income	691,888	203,207
Loss on disposal of assets	—	(178,050)

Total other income (expense)	282,988	(2,280,321)

Income before taxes	11,561,041	6,471,506

Income tax expense	4,062,323	673,502

Net income	7,498,718	5,798,004

Other comprehensive income
Foreign currency translation adjustment	(220,001)	180,179

Comprehensive income available to common stockholders	$7,278,717	$5,978,183

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Changes in Stockholders’ Equity

For the Years Ended March 31, 2011 and 2010 (Restated)

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Treasury Stock		Total Stockholders’
	Shares	Amount	Capital	Earnings	Income	Shares	Amount	Equity
Balance—March 31, 2009	11,309,157	$11,309	$19,166,434	$(4,109,090)	$39,822	—	$—	$15,108,475

Stock-based compensation	—	—	148,629	—	—	—	—	148,629

Accretion of restricted stock issued to employees for service	9,167	9	27,768	—	—	—	—	27,777

Conversion of convertible debt	895,709	896	2,841,785	—	—	—	—	2,842,681

Issuance of common stock for acquisition	88,085	88	266,809	—	—	—	—	266,897

Foreign currency translation adjustment	—	—	—	—	180,179	—	—	180,179

Net income	—	—	—	5,798,004	—	—	—	5,798,004

Balance—March 31, 2010	12,302,118	12,302	22,451,425	1,688,914	220,001	—	—	24,372,642

Stock-based compensation	—	—	198,481	—	—	—	—	198,481

Accretion of restricted stock issued to employees for service	6,876	7	18,959	—	—	—	—	18,966

Purchase of treasury stock	(3,800,870)	(3,801)	3,801	—	—	3,800,870	(8,355,760)	(8,355,760)

Foreign currency translation adjustment	—	—	—	—	(220,001)	—	—	(220,001)

Net income	—	—	—	7,498,718	—	—	—	7,498,718

Balance—March 31, 2011	8,508,124	$8,508	$22,672,666	$9,187,632	$—	3,800,870	$(8,355,760)	$23,513,046

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statements of Cash Flows

	For the Years Ended
	March 31,
	2011	2010
		(Restated)
Cash flows from operating activities
Net income	$7,498,718	$5,798,004
Adjustments to reconcile net income to net cash provided by operating activities
Stock option expense	198,481	148,629
Depreciation and amortization	2,245,095	2,166,922
Stock issued for services	18,966	27,777
Bad debt expense	217,542	311,133
Loss on disposal of assets	—	178,050
Deferred taxes	429,501	931,656
Non-cash interest expense	126,586	345,754
Changes in assets and liabilities
Accounts receivable	2,765,532	(3,276,877)
Prepaid expenses and other current receivables	117,078	(18,619)
Unbilled revenue	114,796	(52,200)
Accounts payable—trade	(1,505,033)	153,389
Accrued expenses and other	679,950	2,672

Net cash provided by operating activities	12,907,212	6,716,290

Cash flows from investing activities
Purchases of property and equipment, including capitalized software costs	(1,370,409)	(1,438,760)
Proceeds from sale of equipment	50,000	—
Acquisition of Passport MD	—	(245,311)

Net cash used in investing activities	(1,320,409)	(1,684,071)

Cash flows from financing activities
Proceeds from debt	54,404	—
Purchase of treasury stock	(2,716,177)	—
Principal payments on long-term debt	(1,529,250)	(3,949,070)
Payments on capital lease obligations	(102,246)	(53,538)
Deferred financing expenses	—	446,924

Net cash used in financing activities	(4,293,269)	(3,555,684)

Effects of exchange rate changes on cash	(220,001)	180,179

Net increase in cash and cash equivalents	7,073,533	1,656,714

Cash and cash equivalents—beginning of year	6,873,185	5,216,471

Cash and cash equivalents—end of year	$13,946,718	$6,873,185

(Continued on the following page)

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statements of Cash Flows

(Continued from the previous page)

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended March 31, 2011 and 2010 was $72,309 and $346,782, respectively.

Cash paid for income taxes was $2,865,569 and $331,000 for the years ended March 31, 2011 and 2010, respectively.

Supplemental disclosure of non-cash activity:

During the year ended March 31, 2011, the Company purchased 3,800,870 shares of Treasury stock in exchange for $2,716,177 of cash and a note payable of $5,639,583, net of the related debt discount of $828,562.

For the year ended March 31, 2011, the Company acquired $472,149 of equipment under a term loan and for the year ended March 31, 2010, the Company acquired $159,712 of equipment under capital lease obligations.

During the year ended March 31, 2010, $2,842,681 of convertible promissory notes and interest were converted into common stock, respectively.

In 2010, the Company issued 88,085 shares of its common stock at $3.03 per share, or a total of $266,897, in conjunction with its acquisition of Passport MD.

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies

MediConnect Global, Inc. (the “Company”), a Delaware corporation, was established on June 26, 2006. The Company provides data retrieval and transmission services for customers, which primarily consist of retrieving and transmitting medical records worldwide for insurance companies, law firms, and medical service providers. The Company’s operations are primarily located in the United States, with some outsourced operations located in India.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, MediConnect.Net, Globerian, and Globerian Pvt. Ltd. The operations of Globerian Pvt. Ltd. were shut down in March 2010 and the legal ownership of the entity was sold to an existing stockholder in October 2010 for an immaterial amount.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Receivables and Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company uses historical experience coupled with a review of current status of existing receivables to establish an allowance for doubtful accounts. The allowance for doubtful accounts is continually reviewed and adjusted to maintain the allowance at an amount considered adequate to cover future losses.

The Company had two customers that together comprised 26% of the Company’s accounts receivable at March 31, 2011. Three customers accounted for 59% of the Company’s revenues for the year ended March 31, 2011. Three customers together comprised 58% of the Company’s accounts receivable at March 31, 2010. Three customers accounted for 56% of the Company’s revenues for the year ended March 31, 2010.

Revenue/Unbilled Revenue

The Company charges customers a minimum fee if the order is not canceled within a 24-hour period. After this period has expired, the Company records revenue on the minimum fee as i) the fee is fixed or determinable; ii) evidence of an arrangement exists; iii) service has occurred; and iv) collectibility is reasonably assured. The Company records revenue which has been earned but not billed as unbilled revenue in the accompanying consolidated balance sheets.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Revenue/Unbilled Revenue (continued)

The Company passes fees charged by medical service providers directly on to its clients. Management has determined that the Company acts as a principal, therefore recording the provider fees and revenue on a gross basis. This is principally due to the fact that the Company maintains the credit risk with the providers and the Company has determined that they are the primary obligor. The fees and related expenses are recorded as incurred.

Property and Equipment, including Capitalized Software Costs

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to seven years, or the shorter of the useful life or related lease term for leasehold improvements.

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Direct costs incurred in the development of software are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended use is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. During the years ended March 31, 2011 and 2010, the Company capitalized approximately $1,366,000 and $1,172,000, respectively.

Goodwill and Intangible Assets

Goodwill represents the excess of fair value over the net assets of the business acquired. Goodwill is not amortized, but rather, evaluated for impairment annually. Intangible assets are amortized over their estimated useful lives ranging from one to thirteen years. In addition, amortized intangible assets are reviewed for impairment when indicators of impairment exist. No impairment expense was recognized during the years ended March 31, 2011 or 2010.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. No impairment expense was recognized during the years ended March 31, 2011 or 2010.

Deferred Charges

Deferred financing charges represent capitalized third-party fees incurred by the Company related to financing efforts in 2009. As the financing efforts were indefinitely postponed, the deferred charges of $446,924 were expensed in 2010.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements for employees and non-employees. The Company recognizes expenses for employee services received in exchange for share-based awards on the grant-date fair value of the shares awarded and recognizes compensation expense over the vesting periods of such awards, net of estimated forfeitures. The Company accounts for share-based awards to non-employees based on the fair value at the commitment date and recognizes the expense over the related service period.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, the Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The Company establishes a valuation allowance for all deferred tax assets for which there is uncertainty regarding realization.

The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and often ambiguous. AS such, the Company is required to make many subjective assumptions and judgments surrounding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments, which can materially affect amounts recognized in its consolidated balance sheets and consolidated statements of income. As of March 31, 2011, the Company has determined that there are not any uncertain tax positions taken. Tax years subject to review are 2008 through 2011 for federal returns and 2007 through 2011 for state returns.

Reclassifications

Certain amounts in the 2010 consolidated financial statements have been reclassified to conform to the 2011 presentation.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value

Beginning January 1, 2009, the Company accounts for certain assets and liabilities that are required to be recorded at fair value on a recurring basis under a framework for measuring fair value which requires enhanced disclosures about fair value measurements. This framework requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Comprehensive Income

The Company reports and displays comprehensive income and its components in a full set of general-purpose consolidated financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income are disclosed in the consolidated financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income. The functional currency of the Globerian Pvt. Ltd subsidiary is the Indian rupee. All assets and liabilities of this subsidiary are translated into U.S. dollars as of the balance sheet date, other than those determined to be long-term investments, which are translated at historical rates. Revenues and expenses are translated at the average exchange rate for the period. Translation gains and losses are reflected in consolidated stockholders’ equity as part of accumulated other comprehensive income. As the Company sold Globerian Pvt. Ltd. in October 2010, all currency translation adjustments were realized. As of March 31, 2011 and 2010, the accumulated comprehensive income from foreign currency translation was $0 and $220,001, respectively.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 2—Restatement

The Company’s March 31, 2010 consolidated financial statements have been restated to correct the effects of overstating the March 31, 2010 deferred tax liability as it related to certain intangible assets. The following consolidated financial statement line items for fiscal year 2010 were affected by the restatement:

	As Previously		Effect of
	Reported	As Restated	Restatement
Deferred tax liability	$1,170,088	$708,195	$(461,893)
Total stockholders’ equity	$23,910,749	$24,372,642	$461,893
Income tax expense	$1,135,395	$673,502	$(461,893)
Net income	$5,336,111	$5,798,004	$461,893

Note 3—Acquisition of Businesses

On October 28, 2009, the Company purchased the assets and assumed certain liabilities of Passport MD for cash payments of $245,311 and stock payments of $266,897. The Company made the acquisition to acquire a developed web portal that provides synergies with the Company’s current business. Results of operations have been included from the date of acquisition forward.

The purchase was accounted for under the purchase method. The purchase price was as follows:

Cash paid	$245,311
Common stock	266,897

Total purchase price	$512,208

The following fair values were assigned to the assets at the date of the acquisition:

Software	$508,885
Property	9,990
Other assets	1,500
Liabilities assumed and paid	(8,167)

$512,208

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 4—Purchase of Treasury Shares

In October 2010, the Company repurchased, and placed into treasury, 3,800,870 common shares from existing stockholders for $9,184,322. The Company paid $2,716,177 in cash at closing, and signed two three-year, non-interest bearing promissory notes totaling $6,468,145 for the remaining balance. A portion of the treasury shares are held as collateral for the notes, and, if the Company defaults, the creditors have the right to sell the designated treasury shares in an effort to satisfy the note obligation. The notes have imputed interest (using a discount rate of 7%) of $828,562 that was recorded as a debt discount and that will be expensed using the effective interest method over the life of the notes.

Note 5—Property and Equipment

Property and equipment consist of the following:

	March 31,
	2011	2010
Software	$5,195,140	$3,780,866
Computer hardware	1,931,842	1,555,028
Furniture and equipment	912,262	918,665
Leasehold improvements	246,108	238,236
Vehicles	17,990	17,990

	8,303,342	6,510,785
Less accumulated depreciation	(4,476,178)	(2,958,447)

	$3,827,164	$3,552,338

Depreciation expense for the years ended March 31, 2011 and 2010 was $1,517,732 and $1,347,891, respectively. During fiscal 2011, the Company disposed of certain fixed assets with a book value of $50,000, for which the Company recorded proceeds of $50,000. During fiscal 2010, the Company disposed of and recorded a loss on the disposal of certain fixed assets with a book value of $178,050. As a result of the transaction, the Company removed $1,551,639 in assets and $1,373,589 in accumulated depreciation from its books.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 6—Goodwill and Intangible Assets

As of March 31, 2011 and 2010, the Company has goodwill of $6,851,681. The following table represents intangible assets subject to amortization as of March 31, 2011:

	Estimated Life	Gross Amount	Accumulated Amortization	Net Carrying Amount
Technology	10 years	$5,300,000	$(2,517,500)	$2,782,500
Non-compete agreement	1-3 years	1,696,121	(1,696,121)	—
Brand name	5 years	600,000	(570,000)	30,000
Customer relationships	13 years	1,000,000	(365,385)	634,615
Other	1-5 years	142,198	(141,978)	220

		$8,738,319	$(5,290,984)	$3,447,335

The following table represents intangible assets subject to amortization as of March 31, 2010:

	Estimated Life	Gross Amount	Accumulated Amortization	Net Carrying Amount
Technology	10 years	$5,300,000	$(1,987,500)	$3,312,500
Non-compete agreement	1-3 years	1,696,121	(1,696,121)	—
Brand name	5 years	600,000	(450,000)	150,000
Customer relationships	13 years	1,000,000	(288,462)	711,538
Other	1-5 years	142,198	(141,538)	660

		$8,738,319	$(4,563,621)	$4,174,698

Amortization expense for the years ended March 31, 2011 and 2010 was $727,363 and $819,031, respectively. Future amortization expense for the years ended March 31, 2011 through 2015 is approximately $600,000 each year.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 7—Borrowings

Borrowings on long-term debt are summarized as follows:

	March 31,
	2011	2010
Master loan security agreement for the purchase of capital equipment. All draws are secured by the equipment purchased. Payable in 36 monthly installments of $15,675. The loan accrues interest at an annual rate of 4.55%.	$401,562	$—

Note payable to a former shareholder in quarterly installments of $404,259, including imputed interest of 7.23%, maturing in October, 2013, at which time all outstanding principle comes due.	5,361,910	—

Convertible promissory note payable—related party	—	1,000,000

Total borrowings	5,763,472	1,000,000
Less current portion	(1,514,266)	(1,000,000)

	$4,249,206	$—

Year Ending March 31,
2012	$1,514,266
2013	1,522,323
2014	2,726,883

$5,763,472

The convertible promissory note payable—related party was payable to two investors in the Company. The promissory note accrued interest at a simple interest rate of 10%. The notes matured on February 28, 2010 at which time all principal and interest were to be converted into shares of the Company’s common stock at a price per share equal to 1.5 times net revenue (revenue less provider direct pass through fees less long-term borrowed debt less unrestricted cash and cash equivalents) divided by 12,571,157 shares of the Company’s common stock. In February 2010, $2,600,000 of the convertible promissory note payable plus accrued interest of $242,681 was converted into 895,709 shares of common stock. In April 2010, the remaining $1,000,000 was paid in full with cash. Interest on this note was paid in full as of March 31, 2010.

In June 2010, the Company’s revolving line-of-credit was renewed with a borrowing capacity of 80% of eligible accounts receivable as defined by the loan agreement up to a maximum borrowing capacity of $8,000,000. As of March 31, 2011, the amount available to borrow under the line-of-credit was approximately $2,100,000. Amounts drawn under the line-of-credit will accrue interest at the Prime rate, but not less than 2.5%, plus 0.75%. The line-of-credit matures in June 2012 and is subject to certain financial and non-financial covenants. As of March 31, 2011, there were no borrowings against the line-of-credit.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 8—Capital Leases

The Company has acquired assets under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The leases expire between August 31, 2011 and August 31, 2013. Amortization of the leased property is included in depreciation expense.

The assets under capital lease have cost and accumulated amortization as follows:

	March 31,
	2011	2010
Computer hardware	$318,214	$318,214
Furniture and equipment	38,136	38,136
Software	16,054	16,054
Less accumulated depreciation	(234,495)	(115,446)

	$137,909	$256,958

Maturities of capital lease obligations are as follows:

Year Ending March 31,
2012	$122,303
2013	85,581
2014	7,638

Total minimum lease payments	215,522
Amount representing interest	(24,025)

Present value of net minimum lease payments	191,497
Less current portion	(103,624)

Long-term capital lease obligation	$87,873

Note 9—Stockholders’ Equity

Stock Options

Under the Company’s 2006 Stock Plan (the “Plan”), as amended June 5, 2007, the Company is authorized to issue up to 1,750,000 shares of stock options. Options issued generally vest ratably over a four-year period. The Company estimates the value of options issued using the Black-Scholes option pricing model. The volatility rate for its common stock at the date of the grant is based on the historical volatility of comparable publicly-traded companies. The Company factors in expected retention rates combined with vesting periods to determine the average expected life. The risk-free interest rate is based on the U.S. Treasury Yield curve in effect at the time of the grant. Accordingly, the Company has computed the fair value of all options granted using the following weighted average assumptions.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 9—Stockholders’ Equity (continued)

Stock Options (continued)

	March 31,
	2011	2010
Approximate risk-free rate	1.59%	2.28%
Expected dividend yield	0.00%	0.00%
Expected weighted average volatility	30%	39%
Expected weighted average life in years	6 years	6 years

During the years ended March 31, 2011 and 2010, the Company estimated the options granted to have a value of $864,294 and $8,815, respectively, and the Company recognized total compensation expense during the years ended March 31, 2011 and 2010 of $198,481 and $148,629, respectively. The Company will true-up total expense based upon actual vested options. The Company will recognize compensation expense relating to nonvested options after April 1, 2011 of approximately $630,000 over the next four years.

The following table presents the activity for options outstanding:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding—March 31, 2009	1,000,749	$2.84	8
Granted	7,000	3.03	10
Forfeited/canceled	(129,779)	2.78	7

Outstanding—March 31, 2010	877,970	2.82	7
Granted	902,783	3.05	10
Forfeited/canceled	(340,138)	2.81	6

Outstanding—March 31, 2011	1,440,615	$2.97	8

The weighted average grant-date fair value of options granted during the years ended March 31, 2011 and 2010 was $0.97 and $1.26, respectively.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 9—Stockholders’ Equity (continued)

Stock Options (continued)

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$2.78	424,999	$2.78	5.25	424,999	$2.78
$3.03	122,833	3.03	7.18	118,886	3.03
$3.05	892,783	3.05	9.23	86,091	3.05

Total—March 31, 2011	1,440,615	$2.97	7.88	629,976	$2.86

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Phantom Stock

As of March 31, 2011, the Company had 50,000 phantom stock options outstanding to certain key contractors at a threshold price per share of $3.03 for 30,000 shares and at $3.05 for 20,000 shares. In the event of a change in control, each phantom stock option holder is able to receive the difference in cash value of the per share exercise price of the award and the consideration received. The phantom stock options vest after four years and expire once employment services cease or change in control occurs. The phantom shares are accounted for as liabilities on the consolidated balance sheets and are subject to re-measurement at each balance sheet date. Any change in estimated fair value is recognized in the consolidated statement of income. Due to its immateriality, the Company had not recorded the expense for these shares in prior periods. Accordingly, during the year ended March 31, 2011, the Company recognized the associated cumulative expense of $15,088. Valuation of the phantom shares is based upon Level 3 inputs under the fair value hierarchy.

Warrants

In conjunction with the issuance of convertible promissory notes in December 2007, the Company issued warrants to purchase 11,765 shares of common stock at $8.50 per share. These warrants expire after five years. Management has determined that these warrants have an insignificant value. Valuation of the warrants is based upon Level 3 inputs under the fair value hierarchy.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 9—Stockholders’ Equity (continued)

Restricted Stock Grants

The Company has a restricted stock plan which enables shares to be issued to employees for future services. Restricted stock grants generally vest over a three-year period.

On July 1, 2006, the Company issued 539,462 shares of fully vested restricted stock to employees. These shares are restricted for a period of three years, during which time the Company could repurchase the shares for the lesser of fair market value or $2.78 per share if the employee was terminated for cause, as defined by the agreement.

On December 7, 2007, the Company issued 257,000 shares of restricted stock to employees for future services. At the time of grant, these shares were valued at $3.03 per share. These shares cliff vest after a 30 to 48-month period from the date of grant. Prior to vesting, the Company may repurchase the shares from the employee at par value, if the employee ceases to work for the Company. The Company recognizes the related compensation expense over the vesting period net of estimated forfeitures. During the year ended March 31, 2010, the Company exercised its repurchase option on 3,668 of restricted shares at the repurchase price of $0.001, which were granted to an officer and employee of the Company who are both no longer employed by the Company. The Company did not exercise its repurchase option on restricted shares during the year ended March 31, 2011. The Company recorded compensation expense in the amount of $18,966 and $27,777 for the years ended March 31, 2011 and 2010, respectively, for the remaining grants outstanding. As of March 31, 2011, compensation expense related to the restricted stock grants had been fully recorded.

Note 10—Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence. The Company’s temporary differences result primarily from net operating losses, reserves, and stock-based compensation. The Company has approximately $1,500,000 of federal net operating losses that will begin to expire in 2021. The net operating losses are subject to an annual limitation under Code Section 382 of $193,000. The main difference between the federal statutory rate of 34% and the Company’s effective rate relates primarily to stock-based compensation and research tax credits.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 10—Income Taxes (continued)

Accounting Standards Codification (“ASC”) Topic 740-10 clarifies the accounting for reporting uncertainties in income tax law. This guidance prescribes a comprehensive model for financial recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company adopted the provisions of ASC Topic 740-10 on April 1, 2009. Under this guidance, companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company did not record any adjustments to its tax accounts as a result of the implementation of ASC Topic 740-10, and, as of March 31, 2011, the Company did not have any unrecognized tax benefits.

The Company recognizes accrued interest and penalties related to uncertain tax positions as part of income tax expense. As of March 31, 2011 and 2010, the Company has no accrued interest and penalties. It is not expected that the amount of the unrecognized tax benefits will change in the next 12 months.

Temporary differences and carryforwards giving rise to a significant portion of deferred tax assets and liabilities are as follows:

	March 31,
	2011	2010
		(Restated)
Deferred tax assets
Net operating losses	$510,663	$741,337
Stock compensation	451,207	480,858
Reserve and accruals	284,234	323,501
Depreciation	154,055	171,829
Tax credits	80,430	197,560

Total deferred tax assets	1,480,589	1,915,085

Deferred tax liability
Purchased intangibles	1,248,736	1,521,575
Software development costs	1,046,048	778,204

Total deferred tax liability	2,294,784	2,299,779

Total net deferred tax liabilities	$(814,195)	$(384,694)

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 10—Income Taxes (continued)

Components reflected in the consolidated statements of income are as follows:

	For the Years Ended March 31,
	2011	2010
Current
Federal	$3,629,171	$284,172
State and local	3,652	4,636

	3,632,823	288,808

Deferred
Federal	344,268	510,205
State and local	85,232	(125,511)

	429,500	384,694

	$4,062,323	$673,502

The net current and long-term deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following:

	March 31,
	2011	2010
Current deferred tax asset	$284,234	$323,501
Long-term deferred tax liability	(1,098,429)	(708,195)

Net long-term deferred tax liability	$(814,195)	$(384,694)

Note 11—Commitments and Contingencies

Operating Leases

The Company leases facilities and equipment under non-cancelable operating leases. Rent expense for the years ended March 31, 2011 and 2010 was approximately $800,000 and $1,500,000, respectively, net of amounts received from a sublease agreement the Company has with another party for a portion of the facility space.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 11—Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments under these leases are as follows:

Year Ending March 31,	Third-Party Leases	Less Anticipated Sublease Rentals	Total
2012	$1,009,662	$(194,429)	$815,233
2013	981,392	(200,262)	781,130
2014	750,092	(153,941)	596,151
2015	183	—	183

	$2,741,329	$(548,632)	$2,192,697

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. As of the date of this report, the Company is not involved in any litigation.

Note 12—Employee Benefit Plan

The Company has established a 401(k) profit sharing plan (the “401(k) Plan”) whereby employees meeting certain requirements may participant in the 401(k) Plan. The Company, at its discretion, may make matching contributions. For the year ended March 31, 2011, the Company contributed $23,663 to the 401(k) Plan. The Company did not make any contributions to the 401(k) Plan for the year ended March 31, 2010.

Note 13—Related Party Transactions

As of March 31, 2011 and 2010, an officer and stockholder of the Company owed $227,594 to the Company for the exercise of options for which the exercise price has not been received. This receivable has been netted in stockholders’ equity.

During the year ended March 31, 2011, a related party provided consulting services to the Company in the amount of $67,923.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

Note 14—Subsequent Events

The Company has evaluated all subsequent events through June 8, 2011, which is the date the consolidated financial statements were available to be issued.